Exhibit 99.1

BIOMET ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER OF FISCAL YEAR 2009

WARSAW, Ind., October 10, 2008 – Biomet, Inc. announced today financial results for its first fiscal quarter ended August 31, 2008.

•	Net sales increased 13% (9% constant currency) to $607 million

•	Worldwide knee sales increased 20% (16% constant currency)

•	Worldwide hip sales increased 18% (13% constant currency)

•	Adjusted EBITDA increased 15% to $207 million

During the first quarter of fiscal year 2009, net sales increased 13% to $607.0 million from $537.3 million for the “combined” period last year. Excluding the impact of foreign currency, net sales increased 9% during the first quarter. U.S. sales increased 9% to $368.4 million during the quarter; Europe sales increased 19% (7% constant currency) to $169.4 million; and sales for International (which primarily includes Canada, South America, Mexico and the Pacific Rim) increased 20% (13% constant currency) to $69.2 million.

On a reported basis, operating income for the first quarter of fiscal year 2009 was $57.0 million, compared to an operating loss of $539.3 million for last year’s “combined” period. Excluding special charges in both periods, adjusted operating income was $171.6 million for the first quarter of fiscal 2009 compared to $153.4 million for the “combined” period last year, resulting in an increase of 12%. Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter of fiscal year 2009 was $207.0 million or 34.1% of sales compared to adjusted EBITDA of $180.7 million or 33.6% of sales in the “combined” period last year, an increase of 15%.

Biomet reported $114.6 million of special items (pre-tax) during the first quarter of fiscal year 2009, including purchase accounting charges of $96.0 million. The purchase accounting charges primarily relate to amortization expense for established intangible assets, along with depreciation expense as a result of the step-up of property to fair value. The remaining special items of $18.6 million primarily include stock compensation expense of $7.2 million and $6.0 million of costs associated with the previously announced operational improvement program.

Net interest expense for the first quarter of fiscal year 2009 was $141.1 million compared to $80.7 million in the “combined” period last year. Net debt at the end of the first quarter of fiscal year 2009 was $6,073.8 million, a decrease from the Merger Date of $88.2 million, which reflects $78.0 million of principal payments and an increase in cash of $87.0 million, offset by $77.0 million of unfavorable currency movement on our Euro-denominated Term Loan. A reconciliation of reported results to adjusted results is included in this press release, which is also posted on our website: www.biomet.com

Biomet’s President and Chief Executive Officer Jeffrey R. Binder commented, “The first quarter of fiscal 2009 marked our fifth consecutive quarter of double-digit global reconstructive device sales on a constant currency basis. Our strong growth in the reconstructive product category was a result of excellent sales of hips and knees across all geographies. In addition, I was pleased with the performance of our sports medicine business, which was fueled by new product sales.”

Mr. Binder continued, “I was also encouraged that we were able to deliver leverage on the bottom line with adjusted EBITDA growth of 15%. Overall, we had a solid first quarter and a strong start to fiscal year 2009.”

First Quarter Sales Performance

	Worldwide Reported Quarter 1 - 2009	Worldwide Reported Growth%	Worldwide CC Growth%	United States Growth%
Reconstructive	$449.3	16%	12%	13%
Knees		20%	16%	16%
Hips		18%	13%	14%
Dental		5%	-1%	-7%
Other		15%	10%	14%

Fixation	60.2	3%	1%	-6%
Spine	51.3	-4%	-6%	2%
Other	46.2	19%	16%	20%

Total Sales	$607.0	13%	9%	9%

During the first quarter, the Oxford® Partial Knee System and both primary and revision components of the Vanguard™ Complete Knee System continued to drive knee sales growth. The Oxford® System remains the only free-floating mobile-bearing partial knee approved by the U.S. Food and Drug Administration. The Vanguard™ Knee offers complete component interchangeability, allows for sizing of the femur and tibia independently, and offers implant combinations than any other knee system available.

Numerous products contributed to the strong first quarter growth in hip sales, including the conventional and Microplasty™ versions of the Taperloc® Hip Stem, the M2a-Magnum™ Acetabular System, E-Poly™ Acetabular Liners, and the Regenerex® Ringloc®+ Modular Acetabular System, in addition to European sales of the Aura® Hip Stem and the Exceed ABT™ (Advanced Bearing Technologies) Acetabular System.

Worldwide dental reconstructive device sales during the first quarter of fiscal year 2009 decreased 1% at constant currency, coming off of a very strong fourth quarter of fiscal year 2008.

The craniomaxillofacial fixation and internal fixation product categories reported double-digit growth during the first quarter, while electrical stimulation and external fixation sales decreased. U.S. spine sales growth was assisted by mid single-digit growth in domestic sales of spinal implants and orthobiologics for the spine. In the other products category, sales of softgoods and bracing products decreased during the first quarter of fiscal year 2009, while sports medicine devices experienced strong demand.

All trademarks herein are the property of Biomet, Inc. or its subsidiaries unless otherwise indicated.

Financial Schedule Presentation

The Company’s unaudited condensed consolidated financial statements as of and for the three months ended August 31, 2008 and for the periods June 1 to July 11, 2007 (Predecessor) and July 12 to August 31, 2007 (Successor) and other financial data included in this press release have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States and reflects certain purchase accounting adjustments related to the Merger.

In this press release and related website schedules, the June 1 to July 11, 2007 (Predecessor) and July 12 to August 31, 2007 (Successor) periods have been combined and are referred to as “combined”. The combined presentation does not comply with U.S. GAAP, but is presented because we believe it provides the most meaningful comparison of our results. The results of the Successor are not comparable to the results of the Predecessor due to the difference in basis of presentation of purchase accounting as compared to historical cost.

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses reconstructive products, including orthopedic joint replacement devices, bone cements and accessories, autologous therapies and dental reconstructive implants; fixation products, including electrical bone growth stimulators, internal and external orthopedic fixation devices, craniomaxillofacial implants and bone substitute materials; spinal products, including spinal stimulation devices, spinal hardware and orthobiologics; and other products, such as arthroscopy products and softgoods and bracing products. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 90 countries.

The Transaction

Biomet Inc. finalized the merger with LVB Acquisition Merger Sub, Inc., a wholly-owned subsidiary of LVB Acquisition, Inc. on September 25, 2007. LVB Acquisition, Inc. is indirectly owned by investment partnerships directly or indirectly advised or managed by The Blackstone Group L.P., Goldman Sachs & Co., Kohlberg Kravis Roberts & Co. L.P. and TPG Capital.

Contacts

For further information contact Daniel P. Florin, Senior Vice President and Chief Financial Officer at (574) 372-1687 or Barbara Goslee, Director, Corporate Communications at (574) 372-1514.

Forward-Looking Statements

The is press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the results of ongoing investigations by the United States Department of Justice; the ability to successfully implement new technologies; the Company’s ability to sustain sales and earnings growth; the Company’s success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the stability of certain foreign economic markets; the impact of anticipated changes in the musculoskeletal industry and the ability of the Company to react to and capitalize on those changes; the ability of the Company to successfully implement its desired organizational changes; the impact of the Company’s managerial changes; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K (as amended) and quarterly reports on Form 10-Q. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this press release. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.

Biomet, Inc.

Product Sales

Three Month Period Ended August 31, 2008 and 2007

(In millions, unaudited)

	2008	(Combined)* 2007	Reported Growth %	Constant Currency Growth %
Reconstructive	$449.3	$386.5	16.2%	11.9%
Fixation	60.2	58.5	2.9%	1.3%
Spine	51.3	53.5	(4.1)%	(5.6)%
Other	46.2	38.8	19.1%	15.6%

Total	$607.0	$537.3	13.0%	9.3%

	Sales Growth As Reported	FX Impact	Sales Growth in Local Currencies
Reconstructive	16.2%	4.3%	11.9%
Fixation	2.9%	1.6%	1.3%
Spine	(4.1)%	1.5%	(5.6)%
Other	19.1%	3.5%	15.6%

Total sales	13.0%	3.7%	9.3%

*	See Non-GAAP Financial Measures Disclosure Below
*	Non-GAAP Financial Measures:

Management uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency (constant currency), operating income as adjusted, net income as adjusted, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA (as defined by our bank agreement, the method to calculate this is likely to be different from methods used by other companies). In addition, information for the period from June 1 to July 11, 2007 (“Predecessor” and the date which the merger of Biomet with a company owned by a consortium of private equity funds occurred, with Biomet as the surviving entity) and from July 12, 2007 and thereafter (Successor) periods have been combined and are referred to as “combined” in the press release and attached statements. The combined presentation does not comply with U.S. GAAP, but is presented because we believe it provides the most meaningful comparison of our results. The results of the Successor are not comparable to the results of the Predecessor due to the difference in basis of presentation of purchase accounting as compared to historical cost. The term “as adjusted”, a non-GAAP financial measure, refers to financial performance measures that exclude certain income statement line items, such as interest, taxes, depreciation or amortization and/or exclude certain expenses as defined by our bank agreement, such as restructuring charges, integration and facilities opening costs or other business optimization expenses, new systems design and implementation costs, certain start-up cots and costs related to consolidation of facilities, certain non-cash charges, advisory fees paid to the private equity owners, certain severance charges, purchase accounting costs, costs associated with stock option accounting issues, payments to distributors that are not in the ordinary course of business and other related charges. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to team member performance compensation targets, including equity incentives. Investors should consider these non-GAAP measures only supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP in the United States.

Biomet, Inc.

Geographic Segment Sales Percentage Summary

Three Month Period Ended August 31, 2008 and 2007

(In millions, unaudited)

	2008	(Combined)* 2007	Reported Growth %	Constant Currency Growth %
Geographic Segments:
United States	$368.4	$336.8	9.4%	9.4%
Europe	169.4	142.6	18.8%	7.3%
International	69.2	57.9	19.5%	12.7%

Total	$607.0	$537.3	13.0%	9.3%

	Sales Growth As Reported	FX Impact	Sales Growth in Local Currencies
United States	9.4%	—%	9.4%
Europe	18.8%	11.5%	7.3%
International	19.5%	6.8%	12.7%

Total sales	13.0%	3.7%	9.3%

*	See Non-GAAP Financial Measures Disclosure above

Biomet, Inc.

As Reported Consolidated Statements of Operations

(In millions, unaudited)

	(Successor) Three Months Ended August 31, 2008	(Successor) Period from July 12, 2007 to August 31, 2007	(Predecessor) Period from June 1, 2007 to July 11, 2007
Net sales	$607.0	$288.6	$248.8
Cost of sales	181.5	106.8	102.3

Gross profit	425.5	181.8	146.5
Gross profit percentage	70.1%	63.0%	58.9%

Selling, general and administrative	253.5	187.3	194.2
Research and development	23.5	13.6	34.0
In-process research and development	—	392.8	—
Amortization	91.5	45.2	0.5

Operating income (loss)	57.0	(457.1)	(82.2)
Percentage of Sales	9.4%	-158.4%	-33.0%

Other income (expense), net	(9.0)	5.4	0.6
Interest expense, net	(141.1)	(80.4)	(0.3)

Income (loss) before income taxes	(93.1)	(532.1)	(81.9)

Income taxes	(33.2)	(49.9)	(27.3)

Tax rate	35.7%	9.4%	33.3%

Net income (loss)	$(59.9)	$(482.2)	$(54.6)

Percentage of Sales	-9.9%	-167.1%	-21.9%

*	See Non-GAAP Financial Measures Disclosure above

BIOMET, INC.

Other Financial Information

Operating Income to Adjusted Operating Income

(in millions, unaudited)

	Three Months Ended August 31, 2008	(Combined)* Three Months Ended August 31, 2007
Operating income, as reported	$57.0	$(539.3)
Purchase accounting depreciation	4.5	1.7
Purchase accounting amortization	91.5	45.2
Additional cost of sales for inventory write up to fair value	—	28.9
In-process research and development	—	392.8
Share-based payment	7.2	112.8
Distributor agreements	2.0	38.6
Department of Justice (monitoring expense)	1.2	26.9
Consulting expenses related to operational improvement initiatives, and other related costs	6.0	4.4
Sponsor fee	1.9	—
Investment banker fee	—	29.6
Additional legal/merger related fees	—	11.8
Other	0.3	—

Operating income, as adjusted	$171.6	$153.4

*	See Non-GAAP Financial Measures Disclosure above

BIOMET, INC.

Other Financial Information

EBITDA and adjusted EBITDA - August 31, 2008

(in millions, unaudited)

	Three Months Ended August 31, 2008	(Combined)* Three Months Ended August 31, 2007
Operating income, as reported	$57.0	$(539.3)
Historical depreciation	35.4	26.8
Purchase accounting depreciation	4.5	1.7
Historical amortization	—	0.5
Purchase accounting amortization	91.5	45.2

EBITDA, as reported	$188.4	$(465.1)

Special items and purchase accounting adjustments:
Additional cost of sales for inventory write up to fair value	—	28.9
In-process research and development	—	392.8
Share-based payment	7.2	112.8
Distributor agreements	2.0	38.6
Department of Justice (monitoring expense)	1.2	26.9
Consulting expenses related to operational improvement initiatives, and other related costs	6.0	4.4
Sponsor Fee	1.9	—
Investment banker fee	—	29.6
Additional legal/merger related fees	—	11.8
Other	0.3	—

EBITDA, as adjusted	$207.0	$180.7

*	See Non-GAAP Financial Measures Disclosure above

BIOMET, INC.

Other Financial Information

Net Income (Loss) to EBITDA, as reported

(in millions, unaudited)

	Three Months Ended August 31, 2008	(Combined)* Three Months Ended August 31, 2007
Net income (loss), as reported	$(59.9)	$(536.8)
Depreciation	39.9	28.5
Amortization	91.5	45.7
Interest expense, net	141.1	80.7
Other income (expense), net	9.0	(6.0)
Income taxes	(33.2)	(77.2)

EBITDA, as reported	$188.4	$(465.1)

*	See Non-GAAP Financial Measures Disclosure above

BIOMET, INC.

Reconciliation of GAAP Consolidated Net Income (Loss) to

Non-GAAP Adjusted Consolidated Net Income

(In millions, unaudited)

	(Successor) Three Months Ended August 31, 2008	(Combined)* Three Months Ended August 31, 2007
Net income (loss), as reported	$(59.9)	$(536.8)
Purchase accounting depreciation	4.5	1.7
Purchase accounting amortization	91.5	45.2
Additional cost of sales for inventory write up to fair value	—	28.9
In-process research and development	—	392.8
In-the-money stock option settlement	—	112.8
Investment banker fee	—	29.6
Share-based payment	7.2	—
Additional legal/merger related fees	—	11.8
Distributor agreements	2.0	38.6
Consulting expenses related to operational improvement initiatives, and other related costs	6.0	4.4
Department of Justice (monitoring expense and settlement payment)	1.2	26.9
Sponsor fee	1.9	—
Other	0.3	—
Tax effect on special and purchase accounting items	(40.9)	(108.4)

Net income, as adjusted (Non-GAAP)	$13.8	$47.5

*	See Non-GAAP Financial Measures Disclosure above

Biomet, Inc.

Balance Sheet

(In millions, unaudited)

	August 31, 2008	May 31, 2008
Assets
Cash and cash equivalents	$143.4	$127.6
Accounts receivable, net	469.0	486.2
Income tax receivable	48.8	48.8
Inventories	545.0	539.7
Current deferred income taxes	96.2	100.7
Prepaids and other current assets	39.9	46.7
Property, plant and equipment, net	628.9	640.9
Investments	38.7	41.3
Intangible assets, net	6,009.2	6,208.2
Goodwill	5,320.1	5,422.8
Other assets	158.5	118.9

Total Assets	$13,497.7	$13,781.8

Liabilities and Stockholders’ Equity
Current liabilities	$377.2	$408.2
Accrued interest	149.3	80.9
Short-term borrowings	77.4	75.4
Long-term debt	6,139.8	6,225.4
Deferred income taxes	2,064.9	2,112.5
Other long-term liabilities	40.0	43.1
Stockholders’ equity	4,649.1	4,836.3

Total Liabilities and Stockholders’ Equity	$13,497.7	$13,781.8

Net Debt (a)*	$6,073.8	$6,173.2

(a)	Net debt is the sum of cash and cash equivalents and short-term investments less total debt.
*	See Non-GAAP Financial Measures Disclosure above

Biomet, Inc.

Preliminary Consolidated Statements of Cash Flows

(In millions, unaudited)

	(Successor) Three Months Ended August 31, 2008	(Successor) Period from July 12, 2007 to August 31, 2007	(Predecessor) Period from June 1, 2007 to July 11, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(59.9)	$(482.2)	$(54.6)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	131.4	68.5	9.3
Amortization of deferred financing costs	2.8	—	—
In-process research and development charge	—	392.8	—
Stock based compensation expense	7.2	—	—
Inventory step-up related to merger	—	28.9	—
Provision for accounts receivable	5.9	—	—
Loss (gain) and impairment on investments, net	2.9	—	(7.0)
Provision for inventory obsolescence	8.2	—	—
Deferred income taxes	(31.6)	(89.2)	76.7
Excess tax benefit from exercise of stock options	—	—	(3.9)
Other	0.7	—	—
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	(1.4)	30.7	5.8
Inventories	(26.6)	(10.0)	(12.0)
Prepaid expenses	6.0	79.7	—
Accounts payable	(17.7)	4.9	(1.6)
Accrued (refundable) income taxes	(8.2)	4.5	—
Accrued interest	68.8	41.7	—
Share-based compensation accrual related to Merger	—	(103.0)	112.8
Other	(22.6)	63.0	(66.1)

Net cash provided by operating activities	65.9	30.3	59.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from sale and purchase of investments	—	125.0	42.8
Capital expenditures	(41.0)	(37.7)	(22.0)
Acquisitions, net of cash acquired	(2.0)	—	(9.8)
Acquisition of Biomet, Inc.	—	(9,568.5)	—

Net cash provided by (used in) investing activities	(43.0)	(9,481.2)	11.0

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt:
Proceeds (payments) under amended revolving credit agreement	3.2	(39.6)	0.2
Payments under senior secured credit facility	(9.3)	—	—
Proceeds from long-term debt - merger	—	4,181.0	—
Payment of deferred financing costs	—	(87.1)	—
Equity:
Capital contributions	0.2	5,387.5	—
Purchase of common shares	(0.2)	—	(2.8)
Excess tax benefit from exercise of stock options	—	—	3.9

Net cash provided by (used in) financing activities	(6.1)	9,441.8	1.3

Effect of exchange rate changes on cash	(1.0)	—	0.1

Increase (decrease) in cash and cash equivalents	15.8	(9.1)	71.8
Cash and cash equivalents, beginning of period	127.6	176.9	105.1

Cash and cash equivalents, end of period	$143.4	$167.8	$176.9

BIOMET, INC.

Other Financial Information

GAAP Operating Cash Flow to Adjusted Free Cash Flow and

Unlevered Adjusted Free Cashflow

(in millions, unaudited)

Three Months Ended August 31, 2008
Operating Cash Flow, as reported	$65.9
Add backs:
Change in accrued (refundable) income taxes	40.9
Other income and expense	9.0
Interest expense	141.1
Special items:
Share-based payment	7.2
Distributor agreements	2.0
Department of Justice (monitoring expense)	1.2
Consulting expenses related to operational improvement initiatives, and other related costs	6.0
Sponsor Fee	1.9
Other	0.3
Deductions:
Change in other non-cash items	(28.3)
Income tax benefit	(33.2)
Change in accrued interest	(68.8)
Capital expenditures	(41.0)

Adjusted Free Cash Flow	$104.2
Special charges	(11.3)
Cash paid for taxes	(6.3)
Earn-out payments to Europe distributors	(2.0)
Other	6.2

Unlevered Adjusted Free Cash Flow	$90.8

*	See Non-GAAP Financial Measures Disclosure above